                                                                  EXHIBIT 4.1

                              DYNATECH CORPORATION

                      1994 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of the plan is the Dynatech Corporation 1994 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and Directors of Dynatech Corporation and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

     "Board" means the Board of Directors of the Company.

     "Cause" means and shall be limited to a vote of the Board of Directors resolving that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant's ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Subsidiary, (iv) the performance of duties in an incompetent manner after notice to the participant and the expiration of a 90 day period during which the participant has an opportunity to correct such incompetence, and (v) any unlawful conduct or act of moral turpitude by the participant.

     "Change of Control" is defined in Section 13.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Committee" means any Committee of the Board referred to in Section 2.

     "Disability" means disability as set forth in Section 22(e)(3) of the Code.

     "Disinterested Person" means a Non-Employee Director who qualifies as such under Rule 16b-3(c)(2)(i) promulgated under the Act, or any successor definition under said Rule.

     "Effective Date" means the date on which the Plan is approved by shareholders as set forth in Section 15.

     "Electoral Event" means any contested election of Directors, or any tender or exchange offer for the Stock, not approved by the Prior Directors, by any Person other than the Company or a Subsidiary.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

     "Fair Market Value" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the NASDAQ National Market System, or if applicable, any other national stock exchange on which the Stock is traded.

     "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "Non-Employee Director" means a member of the Board who is not also a current or former officer or employee of the Company or any Subsidiary.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

     "Outside Director" means a member of the Board who qualifies as such under
Section 162(m) of the Code and the regulations promulgated thereunder.

     "Performance Share Award" means an Award granted pursuant to Section 8.

     "Person" shall include any natural person, any entity, any "affiliate" of any such natural person or entity as such term is defined in Rule 405 under the Securities Act of 1933 and any "group" (within the meaning of such term in Rule 13d-5 promulgated under the Act).

     "Prior Directors" means the persons sitting on the Board immediately prior to any Electoral Event (or, if there has been no Electoral Event, those persons sitting on the Board on the date of adoption by the Board of this Plan) and any future Director of the Company who has been nominated or elected by a majority of the Prior Directors who are then members of the Board.

     "Restricted Stock Award" means an Award granted pursuant to Section 6.

     "Stock" means the Common Stock of the Company, subject to adjustments pursuant to Section 3.

     "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     "Unrestricted Stock Award" means an Award granted pursuant to Section 7.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

     (a) Committee. The Plan shall be administered by a Committee consisting of all of the Outside Director members of the Compensation Committee of the Board, or by any other committee of not less than two Outside Directors performing similar functions, as appointed by the Board from time to time. Each member of the Committee shall be a Disinterested Person.

     (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the officers and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Unrestricted Stock, and Performance Shares or any combination of the foregoing, granted to any one or more participants;

          (iii) to determine the number of shares to be covered by any Award;

          (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate the exercisability or vesting of all or any portion of any Option;

          (vi) subject to the provisions of Section 5(a)(iii), to extend the period in which Stock Options may be exercised;

          (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) Shares Issuable. The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 450,000.* For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that (i) no more than 100,000 Stock Options may be granted to any one individual participant during any one-year period, (ii) no more than 90,000 shares of Restricted Stock and Unrestricted Stock may be granted under the Plan, and (iii) no more than 20,000 shares of Restricted Stock and Unrestricted Stock may be granted to any one individual participant. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

     (b) Stock Dividends, Mergers, etc. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities on which Awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate

- ---------------

     * Including unused shares presently reserved under 1992 Stock Option Plan.

number of shares reserved for issuance under the Plan and the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances).

     (c) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.  ELIGIBILITY

     Participants in the Plan will be such full or part-time officers and other employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Non-Employee Directors are also eligible to participate in the Plan but only to the extent provided in Section 5(b) and Section 7 below.

SECTION 5.  STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after June 15, 2004.

     (a) Stock Options Granted to Employees. The Committee in its discretion may grant Stock Options to employees of the Company or any Subsidiary. Stock Options granted to employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of Fair Market Value on the grant date.

          (ii) Grant of Options in Lieu of Cash Bonus. Upon the request of an employee and with the consent of the Committee, such employee may elect each calendar year to receive a Non-Qualified Stock Option in lieu of cash bonus to which he may become entitled during the following calendar year pursuant to any other plan of the Company, but only if such employee makes an irrevocable election to waive receipt of all or a portion of such cash bonus. Such election shall be made on or before the date set by the Committee which date shall be no later than 15 days preceding January 1 of the calendar year in which the cash bonus would otherwise be paid. A Non-Qualified Stock Option shall be granted to each employee who made such an irrevocable election on the date the waived cash bonus would otherwise be paid; provided, however, that with respect to an employee who is subject to
         Section 16 of the Act, if such grant date is not at least six months and one day from the date of the election, the grant shall be delayed until the date which is six months and one day from the date of the election (or the next following business day, if such date is not a business day). The exercise price per share shall be determined by the Committee but shall not be less than 50% of the Fair Market Value of the Stock on the date the Stock Option is granted. The number of shares subject to the Stock Option shall be determined by dividing the amount of the waived cash bonus by the difference between the Fair Market Value of a single share of Stock on the date the Stock Option is granted and the exercise price per Stock Option. The Stock Option shall be granted for the whole number of shares so determined; the value of any fractional share shall be paid in cash. An employee may revoke his election under this Section 5(a)(ii) on a prospective basis at any time; provided, however, that with respect to an employee who is subject to Section 16 of the Act, such revocation shall only be effective six months and one day following the date of such revocation.

                (iii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

                (iv) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash bonus shall be exercisable immediately. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

                (v) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:


                (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

                (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                (C) By the optionee delivering to the Company a properly
              executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

          (vi) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (vii) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

          (viii) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

     (b) Stock Options Granted to Non-Employee Directors.

          (i) Automatic Grant of Options. Each Non-Employee Director who is serving as Director of the Company on June 16, 1994 and who has served as a Director of the Company continuously for fifteen years or more as of such date shall automatically be granted on July 1, 1994 a Non-Qualified Stock Option to purchase 15,000 shares of Stock. Each Non-Employee Director who is serving as a Director of the Company on June 16, 1994 and who has served as a Director of the Company for more than five years, but less than fifteen years as of such date shall automatically be granted on July 1, 1994 a Non-Qualified Option to purchase 7,500 shares of Stock. Each Non-Employee Director who is serving as Director of the Company on June 16, 1994 and who has served as a Director of the Company for less than five years as of such date shall automatically be granted on July 1, 1994 a Non-Qualified Stock Option to purchase 5,000 shares of Stock. Each Non-Employee Director who is first elected as a Director after June 16, 1994 shall automatically be granted on the date first elected as a Director a Non-Qualified Stock Option to purchase 5,000 shares of Stock. Each Non-Employee Director who is serving as Director of the Company on the fifth business day after each annual meeting of stockholders, beginning with the 1995 annual meeting, shall automatically be granted on such day a Non-Qualified Stock Option to purchase 1,500 shares of Stock. The exercise price per share for the Stock covered by a Stock Option granted hereunder shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

          (ii) Exercise; Termination; Non-transferability.

             (A) Except as provided in Section 13, no Option granted under
        Section 5(b)(i) may be exercised prior to the date which is six months after the date upon which it was granted. No Option issued under this
        Section 5(b) shall be exercisable after the expiration of ten years from the date upon which such Option is granted.

             (B) If the Non-Employee Director ceases to be a Director for Cause, the Options shall terminate immediately on the date on which he ceases to be a Director.

             (C) No Stock Option granted under this Section 5(b) shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable, during the optionee's lifetime only by the optionee. Any Option granted to a Non-Employee Director and outstanding on the date of his death may be exercised by the legal representative or legatee of the optionee for a period of six months from the date of death or until the expiration of the stated term of the option, if earlier.

                (D) Options granted under this Section 5(b) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(v). An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iii) Limited to Non-Employee Directors.  The provisions of this
     Section 5(b) shall apply only to Options granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not a Non-Employee Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 5(b) shall govern the rights and obligations of the Company and Non-Employee Directors respecting Options granted or to be granted to Non-Employee Directors. The provisions of this Section 5(b) which affect the price, date of exercisability, option period or amount of shares under an option shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA.

SECTION 6.  RESTRICTED STOCK AWARDS

     (a) Nature of Restricted Stock Award. The Committee may grant Restricted Stock Awards to any employee of the Company or any Subsidiary. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

     (b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares of Stock covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as the Committee shall determine.

     (c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing shares of the Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

     (d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, retirement, Disability, and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

     (e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."

     (f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Shares.

SECTION 7.  UNRESTRICTED STOCK AWARDS

     (a) Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) to any employees of the Company or any Subsidiary shares of Stock free of any restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such employee.

     (b) Elections to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of an employee and with the consent of the Committee, each employee may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Committee, receive a portion of the cash compensation otherwise due to him in Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid, or on the effective date of the election, if later). With respect to any employee who is subject to Section 16 of the Act, such irrevocable election shall become effective no earlier than six months and one day following the date of such election and the revocation of such election shall be effective six months and one day following the date of the revocation.

     (c) Elections to Receive Unrestricted Stock in Lieu of Directors'
Fees. Each Non-Employee Director may, pursuant to an irrevocable written election delivered to the Company, receive all or a portion of his cash director's fees in Unrestricted Stock (valued at Fair Market Value on the date or dates the director's fees would otherwise be paid, or on the effective date of the election, if later). Such election shall be effective no earlier than six months and one day following the date of such election. Any revocation of such election shall be effective six months and one day following the date of the revocation.

SECTION 8.  PERFORMANCE SHARE AWARDS

     (a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any employees of the Company or any Subsidiary, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

     (d) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death, Disability and for Cause).

     (e) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 11, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9.  TAX WITHHOLDING

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Shares. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Act, the following additional restrictions shall apply:

          (A) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 9(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of revenues of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes;

          (B) such election shall be irrevocable;

          (C) such election shall be subject to the consent or disapproval of the Committee; and

          (D) the Stock withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an Award which has been held by the participant for at least six months from the date of grant of the Award.

SECTION 10.  TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11.  AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. To the extent required by the Code to ensure that Options granted hereunder qualify as Incentive Stock Options and to the extent required by the Act to ensure that Awards and Options granted under the Plan are exempt under Rule 16b-3 promulgated under the Act, Plan amendments shall be subject to approval by the Company's shareholders.

SECTION 12.  STATUS OF PLAN

     With respect to the portion of any Award which has not been exercised and any payments in cash, shares of Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 13.  CHANGE OF CONTROL PROVISIONS

     Upon the occurrence of a Change of Control as defined in this Section 13:

     (a) Each Stock Option shall automatically become fully exercisable notwithstanding any provision to the contrary herein.

     (b) Restrictions and conditions on Restricted Stock Awards shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the Stock subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant.

     (c) "Change of Control" shall mean the occurrence of any one of the following events:

          (i) when, without the prior approval of the Prior Directors of the Company, any Person is or becomes the beneficial owner (as defined in Section 13(d) of the Act and the Rules and Regulations promulgated thereunder), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations promulgated under the Act) of such Person, directly or indirectly, of 25% or more of the outstanding Stock, (ii) the failure of the Prior Directors to constitute a majority of the Board at any time with the two years following any Electoral Event, or (iii) any other event that the Prior Directors shall determine constitutes an effective change in the control of the Company.

SECTION 14.  GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 15.  EFFECTIVE DATE OF PLAN

     The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of shareholders. Subject to such approval by the shareholders, and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board.

SECTION 16.  GOVERNING LAW

     This Plan shall be governed by Massachusetts law except to the extent such law is preempted by federal law.